CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Andrew B. Shoup, Chief Financial Officer of Smith Barney Investment Trust - Smith Barney Intermediate Maturity New York Municipals Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                  Chief Financial Officer
Smith Barney Investment Trust -          Smith Barney Investment Trust -
Smith Barney Intermediate Maturity       Smith Barney Intermediate Maturity
New York Municipals Fund                 New York Municipals Fund


/s/ R. Jay Gerken                        /s/ Andrew B. Shoup
---------------------------              -------------------------
R. Jay Gerken                            Andrew B. Shoup
Date: August 5, 2004                     Date: August 5, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Commission.